EXHIBIT 10.19

                                                               EXECUTION COPY


                           ASSET PURCHASE AGREEMENT

                                BY AND BETWEEN

                              SER SYSTEMS, INC,

                             SER SOLUTIONS, INC.,

                                     AND

                      JACK HENRY & ASSOCIATES, INC., AND

                              JHA SYNERGY, INC.


                              December 17, 2004

                              TABLE OF CONTENTS
                              -----------------

 ARTICLE I      DEFINITIONS ......................................     1
   Section 1.1  Accounting Principles.............................     1
   Section 1.2  Accounts..........................................     1
   Section 1.3  Accounts Payable..................................     1
   Section 1.4  Affiliate.........................................     1
   Section 1.5  Agreement.........................................     1
   Section 1.6  Assets............................................     2
   Section 1.7  Assignment and Assumption Agreement...............     2
   Section 1.8  Assignment of Lease Agreement.....................     2
   Section 1.9  Assumed Liabilities...............................     2
   Section 1.10 Bill of Sale......................................     2
   Section 1.11 Brainware Engine License..........................     2
   Section 1.12 Business Day......................................     3
   Section 1.13 Buyer.............................................     3
   Section 1.14 Buyer's Consents..................................     3
   Section 1.15 Closing...........................................     3
   Section 1.16 Closing Date......................................     3
   Section 1.17 Code..............................................     3
   Section 1.18 Commercially Reasonable Efforts...................     3
   Section 1.19 Continuing Employee...............................     3
   Section 1.20 Contracts.........................................     3
   Section 1.21 Copyrights........................................     3
   Section 1.22 Deferred Maintenance..............................     3
   Section 1.23 Effective Time of the Closing.....................     3
   Section 1.24 Equipment.........................................     3
   Section 1.25 ERISA.............................................     3
   Section 1.26 Excluded Assets...................................     3
   Section 1.27 Final Working Capital Calculation.................     4
   Section 1.28 Final Working Capital.............................     4
   Section 1.29 Final Purchase Price..............................     4
   Section 1.30 Financial Statement...............................     4
   Section 1.31 General Intangibles...............................     4
   Section 1.32 Governmental Authority............................     4
   Section 1.33 IDM Business......................................     4
   Section 1.34 IDM Contract......................................     4
   Section 1.35 IDM Employee......................................     4
   Section 1.36 Initial Working Capital...........................     4
   Section 1.37 Initial Working Capital Calculation...............     5
   Section 1.38 Initial Purchase Price............................     5
   Section 1.39 Intangibles.......................................     5
   Section 1.40 Inventory.........................................     5
   Section 1.41 Knowledge.........................................     5
   Section 1.42 Law...............................................     5
   Section 1.43 Losses............................................     5
   Section 1.44 Material Adverse Effect...........................     5
   Section 1.45 Opinion of Seller's Counsel.......................     5
   Section 1.46 Permits...........................................     5
   Section 1.47 Permitted Liens...................................     5
   Section 1.48 Person............................................     6
   Section 1.49 Representatives...................................     6
   Section 1.50 Rochester Hills Facility..........................     6
   Section 1.51 Rochester Hills Lease.............................     6
   Section 1.52 Seller............................................     6
   Section 1.53 Seller's Consents.................................     6
   Section 1.54 Tax or Taxes......................................     6
   Section 1.55 Tax Return........................................     6
   Section 1.56 Transition Services Agreement.....................     7
   Section 1.57 Working Capital Calculation.......................     6

 ARTICLE II  PURCHASE AND SALE ...................................     6
   Section 2.1  Purchase and Sale; Assignment and Assumption......     6
   Section 2.2  Payment of the Initial Purchase Price; Deliveries
                  at Closing......................................     7
   Section 2.3  Working Capital Calculation; Settlement of Final
                  Purchase Price..................................     7

 ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER ............     9
   Section 3.1  Organization Seller...............................     9
   Section 3.2  Authorization; Enforceability.....................     9
   Section 3.3  No Violation or Conflict by Seller................     9
   Section 3.4  Financial Statements..............................     9
   Section 3.5  Title to and Sufficiency of Assets................     9
   Section 3.6  No Litigation.....................................    10
   Section 3.7  Inventory.........................................    10
   Section 3.8  Contracts.........................................    10
   Section 3.9  Accounts..........................................    10
  Section 3.10  Condition of Equipment............................    11
  Section 3.11  Compliance with Law...............................    11
  Section 3.12  Taxes.............................................    11
  Section 3.13  Employment Agreements and Benefits................    11
  Section 3.14  Intangibles.......................................    11
  Section 3.15  Fees and Expenses of Brokers and Others...........    12
  Section 3.16  No Material Adverse Change........................    12
  Section 3.17  Environmental Conditions..........................    12
  Section 3.18  Lease.............................................    13
  Section 3.19  Disclosure........................................    13
  Section 3.20  No Knowledge of Breach............................    13

 ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF Buyer..............    13
  Section 4.1   Organization of Buyer.............................    13
  Section 4.2   Authorization; Enforceability.....................    13
  Section 4.3   No Violation or Conflict by Buyer.................    13
  Section 4.4   No Litigation.....................................    14
  Section 4.5   Fees and Expenses of Brokers and Others...........    14
  Section 4.6   Availability of Consideration.....................    14
  Section 4.7   No Knowledge of Breach............................    14

 ARTICLE V   CERTAIN MATTERS PENDING THE CLOSING .................    14
  Section 5.1   Carry on in Regular Course........................    14
  Section 5.2   Compensation......................................    14
  Section 5.3   Compliance with Law...............................    14
  Section 5.4   Cooperation; Conditions to Closing................    15
  Section 5.5   Publicity.........................................    15

 ARTICLE VI  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER ....    15
  Section 6.1   Compliance with Agreement.........................    15
  Section 6.2   Proceedings and Instruments Satisfactory..........    15
  Section 6.3   No Litigation.....................................    15
  Section 6.4   Representations and Warranties....................    15
  Section 6.5   Seller's Consents.................................    16
  Section 6.6   Deliveries at Closing.............................    16

 ARTICLE VII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER....    16
  Section 7.1   Compliance with Agreement.........................    16
  Section 7.2   Proceedings and Instruments Satisfactory..........    16
  Section 7.3   No Litigation.....................................    16
  Section 7.4   Representations and Warranties....................    16
  Section 7.5   Buyer's Consents..................................    17
  Section 7.6   Deliveries at Closing.............................    17

 ARTICLE VIII INDEMNITIES AND ADDITIONAL COVENANTS ...............    17
  Section 8.1   Seller's Indemnity................................    17
  Section 8.2   Buyer's Indemnity.................................    18
  Section 8.3   Bulk Sales Compliance.............................    19
  Section 8.4   Additional Instruments; Regulatory Matters........    19
  Section 8.5   Employment Matters................................    20
  Section 8.6   Allocation of Purchase Price......................    20
  Section 8.7   Access to Books and Records.......................    20
  Section 8.8   Non-Competition...................................    20
  Section 8.9   Collection of Accounts............................    21
  Section 8.10  Confidentiality...................................    21
  Section 8.11  Non-Solicitation; Non-Disparagement...............    23

 ARTICLE IX  TERMINATION .........................................    24
  Section 9.1   Termination.......................................    24
  Section 9.2   Rights on Termination; Waiver.....................    24

 ARTICLE X   MISCELLANEOUS .......................................    24
  Section 10.1  Transfer Taxes and Fees...........................    24
  Section 10.2  Entire Agreement; Amendment.......................    24
  Section 10.3  Expenses..........................................    25
  Section 10.4  Governing Law.....................................    25
  Section 10.5  Assignment........................................    25
  Section 10.6  Notices...........................................    25
  Section 10.7  Counterparts; Headings............................    26
  Section 10.8  Interpretation....................................    26
  Section 10.9  Severability......................................    26
  Section 10.10 No Reliance.......................................    26
  Section 10.11 Specific Performance..............................    26



                                  SCHEDULES
                                  ---------

  Schedule 1.1    Accounting Principles
  Schedule 1.2    Accounts
  Schedule 1.3    Accounts Payable
  Schedule 1.9    Assumed Liabilities
  Schedule 1.24   Equipment
  Schedule 1.35   IDM Employees
  Schedule 1.37   Initial Working Capital Calculation
  Schedule 1.40   Inventory
  Schedule 1.46   Permits
  Schedule 1.47   Permitted Liens
  Schedule 3.3    Seller's Consents
  Schedule 3.4    Accounting Principles
  Schedule 3.5    Exception to Title
  Schedule 3.6    Exceptions to Litigation
  Schedule 3.8    Exceptions to Contracts
  Schedule 3.9    Exceptions to Accounts
  Schedule 3.11   Compliance with Law
  Schedule 3.13   Employment and Benefits Agreements
  Schedule 3.14   Intangibles
  Schedule 3.16   Material Adverse Change
  Schedule 5.1    Exception to Regular Course
  Schedule 8.6    Allocation of Purchase Price



                                  EXHIBITS
                                  --------

  Exhibit 1.7     Form of Assignment and Assumption Agreement
  Exhibit 1.8     Form of Assignment of Lease Agreement
  Exhibit 1.10    Form of Bill of Sale
  Exhibit 1.11    Form of Brainware Engine License
  Exhibit 1.45    Form of Opinion of Seller's Counsel
  Exhibit 1.56    Form of Transition Services Agreement

                           ASSET PURCHASE AGREEMENT
                           ------------------------
      ASSET PURCHASE AGREEMENT, made as of December 17, 2004, by and between SER SOLUTIONS, INC. and SER SYSTEMS, INC., both Virginia corporations, (collectively, the "Seller"), and JHA SYNERGY, INC. and JACK HENRY & ASSOCIATES, INC., both Delaware corporations (collectively "Buyer").


                                   RECITALS
                                   --------
      WHEREAS, Seller owns the Assets, is a party to the Contracts and the Rochester Hills Lease and is subject to the Assumed Liabilities, which Assets, Contracts and Assumed Liabilities are employed by Seller in its IDM Business (as defined herein); and

      WHEREAS, Seller desires to sell the Assets and assign the Rochester Hills Lease and Assumed Liabilities to Buyer, and Buyer desires to purchase the Assets and accept assignment of the Rochester Hills Lease and Assumed Liabilities from Seller, all on the terms and subject to the conditions set forth herein.


                                  AGREEMENT
                                  ---------
      NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is agreed that:


                                  ARTICLE I
                                 DEFINITIONS

      When used in this Agreement, the following terms shall have the meanings specified:

      Section 1.1 Accounting Principles. "Accounting Principles" shall mean those principles set forth on Schedule 1.1 attached hereto used or to be used in connection with preparing the Initial Working Capital Calculation and the Final Working Capital Calculation.

      Section 1.2 Accounts. "Accounts" shall mean all accounts receivable, notes receivable, prepaid expenses and associated rights (including, without limitation, all security deposits, letters of credit and security documents) arising from the sale of goods and services by Seller in the IDM Business and existing as of the Effective Time of the Closing as set forth in Schedule 1.2 attached hereto.

      Section 1.3 Accounts Payable. "Accounts Payable" shall mean all accounts payable of Seller arising from the conduct by Seller of the IDM Business as set forth in Schedule 1.3 attached hereto or incurred after the date of Schedule 1.3 in the ordinary course of business.

      Section 1.4 Affiliate. "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person.

      Section 1.5 Agreement. "Agreement" shall mean this Asset Purchase Agreement, together with the Exhibits and Schedules attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

      Section 1.6 Assets. "Assets" shall mean the Accounts, the Contracts, the Equipment, the Intangibles and the Inventory, as set forth in this Agreement and Schedules 1.2, 1.24, 3.14, and 1.39, respectively, together with all goodwill associated with the IDM Business (to the extent such goodwill is not included in such Intangibles); provided, however, that the term "Assets" shall exclude the Excluded Assets.

      Section 1.7 Assignment and Assumption Agreement. "Assignment and Assumption Agreement" shall mean the assignment and assumption agreement, in the form of Exhibit 1.7 attached hereto, to be executed by Buyer and Seller for the assignment of the Contracts and the Assumed Liabilities from Seller to Buyer.

      Section 1.8 Assignment of Lease Agreement. "Assignment of Lease Agreement" shall mean the assignment and assumption of the Rochester Hills Lease in the form of Exhibit 1.8 attached hereto to be executed by Seller, Buyer and Landlord.

      Section 1.9 Assumed Liabilities. "Assumed Liabilities" shall mean Seller's liabilities (i) to the IDM Customers for Deferred Maintenance and other deferred revenue; (ii) under the Rochester Hills Lease; (iii) all Accounts Payable; (iv) to the IDM Customers incurred by Seller in the ordinary course of business for orders outstanding as of the Effective Time of the Closing and reflected on Seller's books (other than any liability arising out of or relating to a breach by Seller in connection with such order that occurred prior to the Effective Time of the Closing); (v) arising after the Effective Time of the Closing under the Contracts; (vi) any sales or use taxes that will arise as a result of the sale of the Assets pursuant to this Agreement (other than Seller's state and Federal Income Tax obligations) and (vii) any liability of Seller described in Schedule 1.9 attached hereto.

      Section 1.10 Bill of Sale. "Bill of Sale" shall mean the bill of sale with respect to the Assets, to be executed by Seller in favor of Buyer in the form of Exhibit 1.10 attached hereto.

      Section 1.11 Brainware Engine License. "Brainware Engine License" shall mean that certain license agreement, in the form attached hereto as Exhibit 1.11, pursuant to which Seller shall grant to Buyer a non-exclusive, perpetual, royalty free, worldwide (except where prohibited by law), license, to: (x) integrate the executable version of the SERbrainware engine ("Brainware Engine") solely in the PowerSearch Module of SERsynergy (collectively "Integrated Product"); (y) use, demonstrate, market, distribute, sell, and sublicense the Integrated Product to end user customers either directly or via third parties such as resellers and distributors; and (z) provide maintenance and support services, implementation, training, and other services associated with the Integrated Product; [other terms of such license agreement shall include:

           (i) Seller's agreement that to the extent it may release updates to the Brainware Engine in the ordinary course of business (which Seller shall have no obligation to do under this Agreement), Seller will make such updates available to Buyer free of charge, provided that such updates do not include substantially new feature functionality;

           (ii) A disclaimer of any rights of Buyer/Licensee to the Brainware Engine with respect to any products other than the Integrated Product;

           (iii)  A prohibition on reverse engineering; and

           (iv) An acknowledges by Buyer that all rights in the Brainware Engine belong to Seller.]

      Section 1.12 Business Day. "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York, New York, are generally authorized to close.

      Section 1.13 Buyer. "Buyer" shall mean JHA Synergy, Inc., and its corporate parent Jack Henry & Associates, Inc., both Delaware corporations.

      Section 1.14 Buyer's Consents. "Buyer's Consents" shall mean all consents, approvals, certificates and authorizations required to be obtained by Buyer in connection with the transactions contemplated herein.

      Section 1.15 Closing. "Closing" shall mean the conference held at 9:00 a.m., local time, on the Closing Date, at the offices of Hunton & Williams LLP, counsel to Seller, 1751 Pinnacle Drive, Suite 1700, McLean, Virginia.

      Section 1.16 Closing Date. "Closing Date" shall mean December 17, 2004, or such other date as the parties hereto may mutually agree in writing, on which date the Closing shall occur.

      Section 1.17 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

      Section 1.18 Commercially Reasonable Efforts. "Commercially Reasonable Efforts" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as reasonably possible, provided, however, that this will not be deemed to require a Person to undertake extraordinary or unreasonable measures, including the payment of amounts in excess of normal and usual filing fees and processing fees, if any, or other payments with respect to any Contract that are significant in the context of such Contract.

      Section 1.19 Continuing Employee. "Continuing Employee" shall mean any IDM Employee who is offered and accepts employment with Buyer from and after the Effective Time of the Closing.

      Section 1.20 Contracts. "Contracts" shall mean all contracts, agreements, leases of personal property, licenses, relationships and commitments that relate primarily to the IDM Business and to which Seller is a party or by which Seller is bound as of the Closing Date, which is in full force and effect as of the Closing Date.

      Section 1.21 Copyrights. "Copyrights" shall have the meaning in Section 3.14.

      Section 1.22 Deferred Maintenance. "Deferred Maintenance" shall mean Seller's obligation to provide maintenance services to IDM Customers pursuant to the Contracts.

      Section 1.23 Effective Time of the Closing. "Effective Time of the Closing" shall mean 10:00 a.m., local time, on the Closing Date.

      Section 1.24 Equipment. "Equipment" shall mean all tangible assets (other than Inventory) used exclusively in the IDM Business as of the Effective Time of the Closing, including, but not limited to, all computers, printers, servers, furniture, fixtures, leasehold improvements, equipment and spare parts, as set forth on Schedule 1.24 hereto.

      Section 1.25 ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      Section 1.26 Excluded Assets. "Excluded Assets" shall mean all of the assets of the Seller other than the Assets, including but not limited to (a) assets relating to Sellers contact center business, (b) assets relating to Seller's Brainware business, including but not limited to the SERbrainware technology, including SERdistiller, SERiMail, SERoutlookAccess and SERglobalBrain (personal edition, enterprise edition, API toolkit, etc.), (c) any General Intangible including the word "SER" and (d) assets relating to corporate overhead, employees, equipment and materials used in providing administrative support to the Seller's businesses, including the IDM Business, including the corporate PBX (other than PBX in the Rochester Hills Facility) and software such as Softrax (financial) and Vantive (CRM) ("Corporate Assets.").

      Section 1.27 Final Working Capital Calculation. "Final Working Capital Calculation" shall mean the Working Capital Calculation to be prepared and delivered in accordance with Section 2.3 hereof.

      Section 1.28 Final Working Capital. "Final Working Capital" shall mean the result of the Final Working Capital Calculation.

      Section 1.29 Final Purchase Price. "Final Purchase Price" shall mean the Initial Purchase Price as adjusted pursuant to Section 2.3 hereof.

      Section 1.30 Financial Statement. "Financial Statement" shall have the meaning given to such term in Section 3.4 herein.

      Section 1.31 General Intangibles. "General Intangibles" shall mean the intangible assets owned or licensed by Seller and used primarily in the conduct of the IDM Business as of the Effective Time of the Closing, including: (a) all registered and unregistered trademarks, service marks, trade dress, logos, trade names and brand names, and any combination of such names, used in the IDM Business including all goodwill associated therewith and all applications, registrations and renewals in connection therewith;
 (b) all trade secrets and confidential business information used in the IDM Business (including ideas, research and development, know-how, compositions, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and market plans and proposals); (c) the proprietary software used in, licensed or sold in the IDM Business other than Excluded Assets; and (d) the rights, benefits and obligations set forth in the Brainware Engine License.

      Section 1.32 Governmental Authority. "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court.

      Section 1.33 IDM Business. "IDM Business" shall mean the Seller's business of developing, selling and servicing integrated document management software, including SERsynergy and all SERsynergy modules (i.e., Reports (COLD/ERM), Document Management, Check, Document Distribution, Internet Integration, Workflow, and PowerSearch), and all prior versions of SERsynergy sold under the names of MacroFiche, MacroSearch, and MacroLog, and formerly conducted under the names "MacroSoft" and "SER MacroSoft."

      Section 1.34 IDM Contract. "IDM Contract" shall have the meaning given to such term in Section 3.8 herein.

      Section 1.35 IDM Employee. "IDM Employee" shall mean any of Seller's employees engaged in the IDM Business and listed on the attached
 Schedule 1.35.

      Section 1.36 Initial Working Capital. "Initial Working Capital" shall mean the result of the Initial Working Capital Calculation.

      Section 1.37 Initial Working Capital Calculation. "Initial Working Capital Calculation" shall mean the Working Capital Calculation as of the date hereof, a copy of which is attached hereto as Schedule 1.37.

      Section 1.38 Initial Purchase Price. "Initial Purchase Price" shall mean $35,000,000.

      Section 1.39 Intangibles. "Intangibles" shall mean the Copyrights and the General Intangibles.

      Section 1.40 Inventory. "Inventory" shall mean all the inventories of goods owned by Seller and held for resale, and all supplies held for use, in the IDM Business as of the Effective Time of the Closing as set forth on
 Schedule 1.40 attached hereto.

      Section 1.41 Knowledge. An individual will be deemed to have "Knowledge" of a particular fact or other matter if that individual is actually aware of that fact or matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is currently serving as a director, executive officer, partner, executor or trustee of that Person (or any individual in any similar capacity) has Knowledge of that fact or other matter.

      Section 1.42 Law. "Law" shall mean any federal, state, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

      Section 1.43 Losses. "Losses" shall have the meaning given to such term in Section 8.1(a) herein.

      Section 1.44 Material Adverse Effect. "Material Adverse Effect" shall mean a material adverse effect on the business or assets of the IDM Business, taken as a whole; provided, however, that Material Adverse Effect (and the word "material" and phrases of like import) shall exclude any adverse changes or conditions as and to the extent such changes or conditions relate to or result from: (a) public or industry knowledge of the transactions contemplated by this Agreement (including but not limited to any action or inaction by Seller's employees, customers or vendors); (b) general economic conditions or other conditions (regulatory or other) including those affecting the industries in which the IDM Business operates;
 (c) those matters disclosed on Schedule 3.16 attached hereto; and (d) changes resulting from Seller's compliance with the terms of this Agreement.

      Section 1.45 Opinion of Seller's Counsel. "Opinion of Seller's Counsel" shall mean the opinion of Hunton & Williams LLP, counsel to Seller, in the form of Exhibit 1.45 attached hereto.

      Section 1.46 Permits. "Permits" shall mean all governmental approvals, authorizations, registrations, permits and licenses necessary or required for the conduct of the IDM Business in the ordinary course as of the Effective Time of the Closing, as set forth on Schedule 1.46.

      Section 1.47 Permitted Liens. "Permitted Liens" shall mean: (a) those liens, claims, mortgages or encumbrances that are specifically listed on Schedule 1.47 attached hereto; (b) all liens for Taxes, assessments, water and sewer rents and other governmental charges not yet due and payable or being contested in good faith by appropriate proceedings; (c) Laws that affect the use of the Assets including, without limitation, zoning, building and other similar restrictions, and (d) other liens of a minor nature that do not, individually or in the aggregate, in any material respect interfere with or impair the continued use of the Assets in the ordinary course of business consistent with past practice.

      Section 1.48 Person. "Person" shall mean any individual, sole proprietorship, trust, estate, executor, legal representative, unincorporated association, association, institution, corporation, company, partnership, limited liability company, limited liability partnership, joint venture, government (whether national, federal, state, provincial, county, city, municipal or otherwise, including, without limitation, any authority, instrumentality, division, agency, body or department thereof), and any regulatory or self-regulatory authority, agency or other entity.

      Section 1.49 Representatives. "Representatives" shall mean a Person's affiliates, directors, officers, employees and advisors, including without limitation, attorneys, accountants, bankers and consultants.

      Section 1.50 Rochester Hills Facility. "Rochester Hills Facility" shall mean that certain office premises at 811 South Boulevard East, Suite 220, Rochester Hills, Michigan, currently occupied by Seller pursuant to the Rochester Hills Lease.

      Section 1.51 Rochester Hills Lease. "Rochester Hills Lease" shall mean that certain office lease for 811 South Boulevard East, Suite 220, Rochester Hills, Michigan, dated June 1, 2004.

      Section 1.52 Seller. "Seller" shall mean SER Solutions, Inc., and its corporate parent SER Systems, Inc., both Virginia corporations.

      Section 1.53 Seller's Consents. "Seller's Consents" shall mean all consents, approvals, certificates and authorizations required to be obtained by Seller in connection with the transactions contemplated herein that are specifically identified on Schedule 3.3 attached hereto.

      Section 1.54 Tax or Taxes. "Tax" or "Taxes" shall mean any federal, state, county, local or foreign taxes, charges, levies, imposts, duties, other assessments or similar charges of any kind whatsoever, including interest, penalties and additions imposed thereon or with respect thereto, arising from or relating to the IDM Business.

      Section 1.55 Tax Return. "Tax Return" shall mean any report, return, document, schedule or other information supplied or required to be supplied to a taxing authority with respect to Taxes, including any return of an affiliated, combined or unitary group.

      Section 1.56 Transition Services Agreement. "Transition Services Agreement" shall mean that certain Transition Services Agreement in the form attached hereto as Exhibit 1.56.

      Section 1.57 Working Capital Calculation. "Working Capital Calculation" shall mean the amount calculated by subtracting the Accounts Payable, deferred revenue, accrued expenses and liabilities included in the Assumed Liabilities from the sum of the Accounts (net of appropriate reserves), and Inventory (net of appropriate reserves) of Seller included in the Assets.

                               ARTICLE II
                            PURCHASE AND SALE

      Section 2.1    Purchase and Sale; Assignment and Assumption.

      (a) Seller hereby agrees that at the Closing, and upon all of the terms and subject to all of the conditions of this Agreement, it shall sell, convey, transfer and deliver to Buyer the Assets, free and clear of all liens, claims, mortgages or encumbrances except for Permitted Liens, and Buyer hereby agrees that at the Closing, and upon all of the terms and subject to all of the conditions of this Agreement, it shall purchase the Assets, free and clear of all liens, claims, mortgages or encumbrances except for Permitted Liens.

      (b) Seller hereby agrees that at the Closing, and upon all of the terms and subject to all of the conditions of this Agreement, it shall assign to Buyer the Assumed Liabilities and the Rochester Hills Lease, and Buyer hereby agrees that at the Closing, and upon all of the terms and subject to all of the conditions of this Agreement, it shall assume from Seller the Assumed Liabilities and the Rochester Hills Lease.

      Section 2.2    Payment of the Initial Purchase Price; Deliveries at
 Closing.

      (a) In consideration of Seller's sale, transfer, assignment, conveyance and delivery of the Assets and the assignment of the Assumed Liabilities and the Rochester Hills Lease, Buyer shall, at Closing, pay to Seller by wire transfer of immediately available funds an amount equal to the Initial Purchase Price. In addition, at Closing, Buyer shall deliver or cause to be delivered to Seller the following items, each (where applicable) properly executed and dated as of the Closing Date by Buyer and, if not attached as an exhibit to this Agreement, in form and substance satisfactory to Seller:

           (i)  the Assignment and Assumption Agreement;

           (ii) the Assignment of Lease Agreement;

           (iii) the Brainware Engine License,

           (iv) the Buyer's Consents; and

           (v) a certificate of the Secretary of Buyer as to such factual matters as may be reasonably requested by Seller.

      (b) At Closing, Seller shall deliver or cause to be delivered to Buyer the following items, each properly executed and dated as of the Closing Date by all parties thereto (other than Buyer) and, if not attached as an exhibit to this Agreement, in form and substance reasonably satisfactory to Buyer:

           (i)  the Bill of Sale;

           (ii) the Assignment and Assumption Agreement;

           (iii) the Assignment of Lease Agreement;

           (iv) Brainware Engine License,

           (v)  Transition Services Agreement;

           (vi) the Seller's Consents;

           (vii)  the Opinion of Seller's Counsel; and

           (viii) a certificate of the Secretary of Seller as to such factual matters as may be reasonably requested by Buyer.

      Section 2.3    Working Capital Calculation; Settlement of Final
 Purchase Price.

      (a) On the date hereof, Seller shall provide to Buyer the Initial Working Capital Calculation. Within 30 days after the Closing Date,
 Seller shall prepare and deliver to Buyer a draft Final Working Capital Calculation, which shall be prepared (i) in accordance with the Accounting Principles, and (ii) in a manner consistent with the Initial Working Capital Calculation.

      (b) If Buyer has no objections to the draft Final Working Capital Calculation, such draft shall constitute the Final Working Capital Calculation. If Buyer has any objections to the draft Final Working Capital Calculation, it will deliver a detailed statement describing its objections to Seller within 10 days after receiving the draft Final Working Capital Calculation. Buyer and Seller will use their reasonable best efforts to resolve any such objections. If a final resolution is not obtained within 10 days after Seller has received the statement of objections, Buyer and Seller will select a nationally recognized independent accounting firm mutually acceptable to them to resolve any remaining objections. If Buyer and Seller are unable to agree on the choice of an accounting firm, they will select a nationally recognized independent U.S. accounting firm by lot (after excluding KPMG LLP and Deloitte & Touche LLP ).

      (c) Buyer and Seller will each submit to the selected accounting firm a written statement setting forth such party's proposed aggregate resolution of the unresolved objections and any supporting data and analysis. The selected accounting firm will evaluate the Buyer's and Seller's proposed aggregate resolutions of the objections and shall issue its resolution within 30 days. Seller will revise the draft Final Working Capital Calculation as appropriate to reflect the resolution of Buyer's objections (as agreed upon by Buyer and Seller or as determined by such selected accounting firm) and deliver it to Buyer within 10 days after the resolution of such objections. Such revised statement shall constitute the Final Working Capital Calculation.

      (d) To the extent that the Final Working Capital Calculation shows that the Final Working Capital is more than $25,000 less than the Initial Working Capital, such difference shall be paid to Buyer in immediately available funds by Seller within five Business Days of Seller's delivery of such Final Working Capital Calculation. To the extent that the Final Working Capital Calculation shows that the Final Working Capital is more than $25,000 greater than the Initial Working Capital, Buyer shall pay such excess to Seller in immediately available funds within two Business Days of Seller's delivery of such Final Working Capital Calculation. All payments made pursuant to this Section 2.3 (d) shall be accompanied by accrued interest thereon from the Closing Date at the prevailing prime rate as announced by the Wall Street Journal (Eastern Edition), from time to time.

      (e) If any unresolved objections are submitted to an accounting firm for resolution as provided above, the party whose proposed resolution is not selected by the accounting firm shall pay the fees and expenses of such accounting firm.

      (f) Seller will make the work papers used in preparing the draft Final Working Capital Calculation and the Final Working Capital Calculation available to Buyer at reasonable times and upon reasonable notice at any time following delivery by Seller of the draft Final Working Capital Calculation and during the resolution of any objections with respect thereto.


                               ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants to Buyer as follows:

      Section 3.1 Organization Seller. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia. Seller has full corporate power to carry on the IDM Business as it is now being conducted and to own, operate and hold under lease the assets and properties that comprise the IDM Business in the places where such properties and assets now are owned, operated or held.

      Section 3.2    Authorization; Enforceability.

      The execution, delivery and performance by Seller of this Agreement and of all of the documents and instruments contemplated hereby to which Seller is a party are within the corporate power of Seller and have been duly authorized by all corporate action of Seller. This Agreement is, and the other documents and instruments required hereby to which Seller is a party will be, when executed and delivered by the parties thereto, the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as the enforceability thereof may be limited or otherwise affected by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, and except as rights to indemnification and contribution may be limited by applicable law or public policy.

      Section 3.3 No Violation or Conflict by Seller. The execution, delivery and performance of this Agreement at the Closing, and the other documents and instruments required hereby to which Seller is a party, by Seller will not conflict with or violate any Law, judgment, order or decree binding on Seller or the articles of incorporation or bylaws of Seller.
 No notice to, filing or registration with, or authorization, consent or approval of, any Governmental Authority is necessary or is required to be made or obtained by Seller in connection with the execution and delivery of this Agreement, and the other documents and instruments required hereby to which Seller is a party, by Seller or the consummation by Seller of the transactions contemplated hereby. Except as set forth in Schedule 3.3 attached hereto, the execution, delivery and performance of this Agreement, and the other documents and instruments required hereby to which Seller is a party, will not constitute a violation or breach of any contract or agreement to which Seller is a party or by which Seller is bound, or require the consent or approval of any party to any such contract or agreement or give any party to any such contract or agreement a right of termination, cancellation, acceleration or modification thereunder.

      Section 3.4 Financial Statements. Seller has delivered to Buyer an unaudited statement of income and balance sheet with respect to the IDM Business for the eleven month period ended November 30, 2004 (the "Financial Statement"), which Financial Statement was prepared in accordance with Generally Accepted Accounting Principles, with the specific exceptions set forth on Schedule 3.4, and was prepared in accordance with the notes provided in Schedule 3.4. Such Financial Statement accurately presents in all material respects the financial condition of the IDM Business and has been prepared from and is in accordance in all material respects with the accounting records of Seller.

      Section 3.5 Title to and Sufficiency of Assets. Seller owns good and valid title to all of the Assets, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions except for the liens described on
 Schedule 3.5 attached hereto, and the Permitted Liens, and, upon Buyer's payment of the Initial Purchase Price at Closing, good and valid title to the Assets, free and clear of all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions, except for the Permitted Liens, will pass to Buyer. The Assets, Contracts and Rochester Hills Lease include all tangible and intangible assets, contracts and rights (other than Corporate Assets) necessary for the operation by Buyer after the Effective Time of the Closing of the IDM Business conducted by Seller prior to the Effective Time of the Closing in accordance with Seller's current practice. The Assets, Contracts and Rochester Hills Lease do not include any equity or debt securities of or interest in, or any right or obligation to acquire any equity or debt securities of or interest in, any corporation, partnership, limited liability company, business trust, joint venture or other business association.

      Section 3.6    No Litigation.  Except as set forth in Schedule
 3.6 attached hereto, there is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of Seller, proposed or threatened (a) relating to the IDM Business or the Assets, Contracts or Rochester Hills Lease, or (b) that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

      Section 3.7 Inventory. The Inventory is useable or saleable in the ordinary course of the IDM Business as currently conducted, subject to the reserves and accruals established with respect thereto on the books of Seller maintained in connection with the IDM Business division, and such reserves and accruals have been determined in a manner consistent with generally accepted accounting principles and the past practices of Seller, subject to the Accounting Principles.

      Section 3.8 Contracts. Seller has made available to Buyer true and complete copies of all Contracts (a) involving the sale of software or maintenance for products sold and supported by Seller in the IDM Business (the "IDM Contracts"); (b) third-party distribution agreements; and
 (c) partner agreements. Except as set forth in Schedule 3.8 hereto, each IDM Contract is in full force and effect and, to the Knowledge of Seller, is enforceable in accordance with its terms (except as the enforcement thereof may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium or other laws generally affecting the rights of creditors and subject to general equity principles
 (whether considered at law or in equity)). Seller has performed each material term, covenant and condition of each of the IDM Contracts that is required to be performed by it at or before the date hereof. Except as set forth in Schedule 3.8 hereto or as would not have an Material Adverse Effect, no event has occurred that would, with the passage of time or compliance with any applicable notice requirements, constitute a breach or default by Seller or, to the Knowledge of Seller, any other Person under any of the IDM Contracts, and, to the Knowledge of Seller, no party to any of the IDM Contracts intends to cancel, terminate or exercise any option under any of the IDM Contracts.

      Section 3.9 Accounts. The Accounts: (a) all have arisen from bona fide transactions in the ordinary course of business and (b) are expected to be collectible in accordance with normal trade practice, subject to reserves established for uncollectible accounts by Seller. Except as set forth in
 Schedule 3.9 attached hereto, there are no pending or, to the Knowledge of Seller, threatened disputes or claims between Seller and any Account obligor outside of the ordinary course of business and relating to any Account or the security documents or collateral related thereto.

      Section 3.10 Condition of Equipment. The Equipment, taken as a whole, is in good operating condition and repair for equipment of like type and age, subject to ordinary wear and tear, and is substantially fit for the purposes for which it currently is being utilized.

      Section 3.11   Compliance with Law.   The conduct of the IDM Business
 and the use of its Assets and performance by Seller under the Contracts does not violate or conflict with any Law. All Permits required by Seller to conduct the IDM Business have been obtained, are in full force and effect and are being complied with in all material respects. Except as set forth in Schedule 11 attached hereto, consummation of the transactions contemplated by this Agreement will not, with respect to any material Permit, require the consent or approval of, or any filing with, any Governmental Authority.

      Section 3.12 Taxes. Seller has filed all required Tax Returns relating to the IDM Business, the Assets, the Contracts and the Rochester Hills Lease. There are no unpaid and unaccrued (on the balance sheet as of September 30, 2004) Taxes due and payable, the nonpayment of which could materially and adversely affect the IDM Business any of the Assets or the use thereof by Buyer, the Rochester Hills Lease, or the Contracts. No
 Tax authority has asserted any claim for the assessment of any such Tax liability. Seller is not a foreign person for purposes of Section 1445 of the Code. None of the Assets is subject to a "safe harbor lease" under former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended before the Tax Reform Act of 1984.

      Section 3.13 Employment Agreements and Benefits. Schedule 3.13 attached hereto is a true and complete list of all agreements relating to the employment, compensation and other benefits of Persons who are currently IDM Employees including, without limitation, collective bargaining agreements and pension, retirement, bonus, profit sharing, health, disability, life insurance, hospitalization, education or other similar plans or arrangements (whether or not subject to ERISA), true copies of which have been delivered by Seller to Buyer. None of the agreements listed on Schedule 3.13 will be breached by Seller's execution, delivery and performance of this Agreement. Except as set forth in Schedule 3.13,
 (a) no such agreements require Buyer to assume any employment, compensation, fringe benefit, pension, profit sharing or deferred compensation agreement or plan in respect of any IDM Employee; and (b) Seller does not and has not contributed to or maintained a "multiemployer plan" (as defined in ERISA
 Section 3(37)).

      Section 3.14   Intangibles.

      (a) (i) Schedule 3.14 contains a complete and accurate list of all registered and unregistered copyrights in both published works and unpublished works owned by Seller and used in the IDM Business
 (collectively, "Copyrights");

           (ii) to the Knowledge of Seller, all of the registered Copyrights are currently in compliance with formal applicable Laws, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the date of Closing;

           (iii) to the Knowledge of Seller, no Copyright is infringed or has been challenged or threatened in any way; none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party; and

           (iv) to the Knowledge of Seller, all works encompassed by the Copyrights have been marked with the proper copyright notice.

      (b) Seller owns the entire right, title and interest in and to the owned General Intangibles, and is a party to valid and subsisting licenses that are included among the Contracts with respect to the licensed Intangibles, subject only to the Permitted Liens.

      (c)  To the Knowledge of Seller:

           (i) there are no claims, demands or proceedings instituted, pending or threatened by any third party pertaining to or challenging Seller's rights to use any of the Intangibles;

           (ii) there is no trademark, trade name, patent or copyright owned by a third party (other than the Seller) that Seller is using in the conduct of the IDM Business without a license to do so;

           (iii) no third party is infringing upon any Intangibles owned by, or exclusively licensed to, Seller in the conduct of the IDM Business; and

           (iv) except as set forth in Schedule 3.14, the computer software components of the General Intangibles do not contain any "open source" code (as defined by the Open Source Initiative) or "free" code (as defined by the Free Software Foundation)(collectively, "Open Source Code") or operate in such a way that it is compiled with or linked to Open Source Code.

      Section 3.15 Fees and Expenses of Brokers and Others. Seller is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement, and has not retained any broker or agent to act on its behalf in connection with the transactions contemplated by this Agreement, except that Seller has engaged Needham and Company to represent Seller in connection with such transactions, and Seller shall pay all fees and expenses in connection with such engagement.

      Section 3.16 No Material Adverse Change. Except as set forth in Schedule 3.16 attached hereto, since the date of September 30, 2004, Seller has carried on the IDM Business in the ordinary course and substantially in the same manner as heretofore carried on and there has not been (a) any change or development with respect to the IDM
 Business constituting a Material Adverse Effect; (b) any loss, damage, condemnation or destruction to the Assets or properties of the IDM Business, whether or not insured against, constituting a Material Adverse Effect;
 (c) any mortgage, pledge, lien or encumbrance made on any of the Assets, except for Permitted Liens; or (d) any sale, transfer or other disposition of assets or properties of the type included in the Assets other than in the ordinary course of business.

      Section 3.17 Environmental Conditions. Seller is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by Seller or, to the Knowledge of Seller, by any other person or entity on any property owned, leased or used by the IDM Business. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials or
 (b) any petroleum products or nuclear materials.

      Section 3.18 Lease. The Rochester Hills Lease is valid, binding and enforceable against Seller in accordance with its terms. Seller has not sent or received any notice of default thereunder and to the Knowledge of Seller no event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a material default thereunder.
 The leasehold interests under the Leases are subject to no lien or other encumbrance created by Seller other than Permitted Liens.

      Section 3.19 Disclosure. No representation or warranty made by Seller in this Agreement or in any Schedule to this Agreement contains any untrue statement of a material fact or omits to or otherwise fails to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. Seller has made available to Buyer all material documents and records concerning Seller's ownership of the Assets, and the Seller has no Knowledge of any material fact relating to the IDM Business which may have a Material Adverse Effect on the same and which has not been disclosed to the Buyer.

      Section 3.20   No Knowledge of Breach.    Seller has no Knowledge that
 Buyer has breached any of the representations and warranties made by Buyer in this Agreement.


                               ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to Seller that:

      Section 4.1 Organization of Buyer. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power to enter into this Agreement and to perform its obligations hereunder.

      Section 4.2    Authorization; Enforceability.

      The execution, delivery and performance by Buyer of this Agreement and of all of the documents and instruments contemplated hereby to which Buyer is a party are within the corporate power of Buyer and have been duly authorized by Buyer's Board of Directors and shareholders (if required) and all other necessary corporate action of Buyer. This Agreement is, and the other documents and instruments required hereby to which Buyer is a party will be, when executed and delivered by the parties thereto, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as the enforceability thereof may be limited or otherwise affected by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, and except as rights to indemnification and contribution may be limited by applicable law or public policy.

      Section 4.3 No Violation or Conflict by Buyer. The execution, delivery and performance of this Agreement, and the other documents and instruments required hereby to which Buyer is a party, by Buyer do not and will not conflict with or violate any Law, judgment, order or decree binding on Buyer or the charter or bylaws of Buyer. No notice to, filing or registration with, or authorization, consent or approval of, any Governmental Authority is necessary or is required to be made or obtained by Buyer in connection with the execution and delivery of this Agreement, and the other documents and instruments required hereby to which Buyer is a party, by Buyer or the consummation by Buyer of the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the other documents and instruments required hereby to which Buyer is a party, do not and will not constitute a violation or breach of any contract or agreement to which Buyer is a party or by which Buyer is bound, or require the consent or approval of any party to any such contract or agreement or give any party to any such contract or agreement a right of termination, cancellation, acceleration or modification thereunder.

      Section 4.4 No Litigation. There is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending, or, to the Knowledge of Buyer, proposed or threatened, that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

      Section 4.5 Fees and Expenses of Brokers and Others. Buyer is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement, and has not retained any broker or agent to act on its behalf in connection with the transactions contemplated by this Agreement.

      Section 4.6 Availability of Consideration. Buyer currently maintains immediately available funds required to pay the Initial Purchase Price to Seller at Closing.

      Section 4.7    No Knowledge of Breach.    Buyer has no Knowledge that
 Seller has breached any of the representations and warranties made by Seller in this Agreement.


                                  ARTICLE V
                     CERTAIN MATTERS PENDING THE CLOSING

      Seller and Buyer covenant and agree that from and after the date of this Agreement and until the Closing Date as follows:

      Section 5.1 Carry on in Regular Course. Except as specifically contemplated by this Agreement, or as set forth on Schedule 5.1 source not found. attached hereto, Seller shall carry on the IDM Business in the ordinary course and substantially in the same manner as heretofore carried on and to use its Commercially Reasonable Efforts to preserve the assets, properties, business and relationships with suppliers and customers of the IDM Business. Seller shall: (a) advise Buyer promptly in writing of any change in the financial position, results of operations, assets or liabilities of the IDM Business constituting a Material Adverse Effect of which it becomes aware; (b) deliver to Buyer on the Closing Date a list of all material acquisitions or dispositions of Assets between the date of the Initial Working Capital Calculation, and the Closing Date; and (c) give Buyer prior written notice of any material acquisitions or dispositions of Assets after the date of the Initial Working Capital Calculation of which it becomes aware. Seller shall not dividend, distribute or transfer any Assets to any Affiliate of Seller, except for dividends, distributions or transfers of current assets, current liabilities, Excluded Assets or liabilities other than the Assumed Liabilities.

      Section 5.2 Compensation. Without the prior written consent of Buyer or as otherwise expressly contemplated in this Agreement, Seller shall not, except in the ordinary course of business grant any increases in the rate of pay of any IDM Employees.

      Section 5.3 Compliance with Law. Seller shall materially comply with all applicable Laws, and with all orders of any court or of any federal, state, municipal or other Governmental Authority binding upon Seller and relating to the IDM Business (except for any such orders that are being contested by Seller in good faith by appropriate proceedings).

      Section 5.4 Cooperation; Conditions to Closing. Buyer and Seller shall use their Commercially Reasonable Efforts and shall cooperate in all reasonable respects in connection with the giving of any notices to any Governmental Authority or securing the permission, approval, determination, consent or waiver of any Governmental Authority required by Law in connection with the transactions contemplated herein. Buyer and Seller shall also use their Commercially Reasonable Efforts to cause the conditions precedent to one another's obligations to be performed at Closing, as set forth in Article VI and Article VII, to be satisfied. Neither Buyer nor Seller shall knowingly take any action that would constitute a misrepresentation or breach of any warranty contained in Articles III and IV hereof. Each party hereto shall promptly notify the other of any event or condition that would constitute a misrepresentation or breach of warranty hereunder. Seller shall provide Buyer with reasonable access during business hours to the Assets and the personnel of the IDM Business in a manner that is not disruptive to Seller's business operations.

      Section 5.5 Publicity. All general notices, releases, statements and communications to employees, suppliers, distributors and customers of the IDM Business and to the general public and the press relating to the transactions contemplated by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon by Buyer and Seller.


                               ARTICLE VI
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

      Each and every obligation of Buyer to be performed at the Closing shall be subject to the satisfaction prior to or at the Closing, or waiver by Buyer, of the following express conditions precedent:

      Section 6.1 Compliance with Agreement. Seller shall have performed and complied with all of its obligations under this Agreement, which are to be performed or complied with by it prior to or at the Closing.

      Section 6.2 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken by Seller in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer, and Seller shall have made available to Buyer for examination the originals or true and correct copies of all documents that Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

      Section 6.3 No Litigation. No investigation, suit, action or other proceeding shall be pending before any court or Governmental Authority that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

      Section 6.4    Representations and Warranties.

      (a) All of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), which are not qualified as to materiality or Material Adverse Effect, shall have been accurate in all material respects as of the date of this Agreement (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date), and shall be accurate in all material respects as of the time of the Closing as if then made (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date), taking into account any and all supplement to the Schedules.

      (b) Each of the representations and warranties in this Agreement that contains an express materiality qualification, shall have been accurate in all respects as of the date of this Agreement (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all respects as of such date), and shall be accurate in all respects as of the time of the Closing as if then made (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all respects as of such date), taking into account any and all supplement to the Schedules.

      Section 6.5 Seller's Consents. All of the Seller's Consents shall have been obtained.

      Section 6.6 Deliveries at Closing. Seller shall have delivered to Buyer the documents specified in Section 2.2 (b) hereof.


                               ARTICLE VII
              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

      Each and every obligation of Seller to be performed at the Closing shall be subject to the satisfaction prior to or at the Closing, or waiver by Seller, of the following express conditions precedent:

      Section 7.1 Compliance with Agreement. Buyer shall have performed and complied with all of its obligations under this Agreement, which are to be performed or complied with by it prior to or at the Closing.

      Section 7.2 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken by Buyer in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Seller, and Buyer shall have made available to Seller for examination the originals or true and correct copies of all documents that Seller may reasonably request in connection with the transactions contemplated by this Agreement.

      Section 7.3 No Litigation. No investigation, suit, action or other proceeding shall be pending before any court or Governmental Authority that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

      Section 7.4    Representations and Warranties.

      (a) All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), which are not qualified as to materiality or Material Adverse Effect, shall have been accurate in all material respects as of the date of this Agreement (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date), and shall be accurate in all material respects as of the time of the Closing as if then made (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date), taking into account any and all supplement to the Schedules.

      (b) Each of the representations and warranties in Section 4.2, and each of the representations and warranties in this Agreement that contains an express materiality qualification, shall have been accurate in all respects as of the date of this Agreement (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all respects as of such date), and shall be accurate in all respects as of the time of the Closing as if then made (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all respects as of such date), taking into account any and all supplement to the Schedules.

      Section 7.5 Buyer's Consents. All of the Buyer's Consents shall have been obtained.

      Section 7.6 Deliveries at Closing. Buyer shall have delivered to Seller the documents and instruments specified in Section 2.2 (a) hereof.


                               ARTICLE VIII
                     INDEMNITIES AND ADDITIONAL COVENANTS

      Section 8.1    Seller's Indemnity.

      (a) Seller hereby agrees to indemnify and hold Buyer harmless from and against, and agrees to defend promptly Buyer from and to reimburse Buyer for, any and all losses, damages, costs, expenses, liabilities, claims and obligations of any kind, including, without limitation, reasonable attorneys' fees and other legal costs and expenses (hereinafter referred to collectively as "Losses"), that Buyer may at any time suffer or incur, or become subject to, as a result of (i) any breach of any of the representations and warranties made by Seller in or pursuant to this Agreement, and (ii) any failure by Seller to perform any of their covenants and obligations set forth in this Agreement; provided, however, that Seller shall not be required to indemnify Buyer pursuant to Section 8.1(a) hereof in respect of the representations and warranties made by Seller unless such right to indemnification is asserted by Buyer (whether or not such Losses have actually been incurred) by written notice to Seller within the following time periods:

      (y) with respect to the representations and warranties set forth in Sections 3.12 and 3.17 hereof, insofar as they relate to compliance with Tax Laws or environmental conditions, within the applicable statute of limitations with respect to the underlying Law that forms the basis of such claim (including all extensions thereof agreed to with Tax authorities); and

      (z) with respect to all other representations and warranties set forth in Article III hereof, within eighteen months after the Closing Date.

 Notwithstanding the foregoing, Seller shall not be required to indemnify Buyer pursuant to Section 8.1(a) in respect of the representations and warranties made by Seller unless and until the amount of all Losses for which indemnification is sought hereunder first exceeds $250,000, in which event all Losses in excess of $250,000 shall be subject to indemnification. The aggregate obligation of Seller pursuant to Section 8.1(a) shall in no event exceed an amount equal to 25% of the Initial Purchase Price.

      (b) The amounts for which Seller shall be liable under Section 8.1(a) hereof shall be net of (i) any insurance proceeds received by Buyer in connection with the facts and circumstances giving rise to the right of indemnification, and (ii) any federal or state income tax benefit realized or the then present value of any such benefit reasonably expected to be realized by Buyer as a result of facts and circumstances giving rise to such indemnification.

      (c) In the event a claim against Buyer arises that is covered by the indemnity provisions of Section 8.1(a) of this Agreement, notice shall be promptly given by Buyer to Seller. Seller shall have the right to contest and defend by all appropriate legal proceedings relating to such claim and to control all settlements (unless Buyer agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of Seller; provided, however, that no compromise or settlement of such claims may be effected by Seller without the Buyer's consent unless (i) there is no finding or admission of any violation of Law, and (ii) the sole remedy provided is monetary damages that are paid in full by Seller. Buyer may select counsel to participate in any defense, in which event Buyer's counsel shall be at the sole cost and expense of Buyer. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

      (d) Except as set forth in Section 8.8, this Section 8.1 shall be the sole remedy of Buyer against Seller after Closing for any claim arising in connection with the transactions contemplated herein. Seller's representations and warranties made herein shall survive the Closing, but only to the extent and for such time as is necessary to enable Buyer to enforce its rights to indemnification under this Section.

      Section 8.2    Buyer's Indemnity.

      (a) Buyer hereby agrees to indemnify and hold Seller harmless from and against, and agrees to defend promptly Seller from and to reimburse Seller for, any and all Losses that Seller may at any time suffer or incur, or become subject to, as a result of (i) any breach or inaccuracy of any of the representations and warranties made by Buyer in or pursuant to this Agreement, (ii) any failure by Buyer to perform any of its covenants and obligations set forth in this Agreement (including, without limitation, satisfaction of the Rochester Hills Lease and the Assumed Liabilities); provided, however, that Buyer shall not be required to indemnify Seller pursuant to Section 8.2(a) hereof in respect of the representations and warranties made by Buyer unless such right is asserted (whether or not such Losses have actually been incurred) by written notice to Buyer within eighteen months after the Closing Date; and (iii) any liability arising out of Buyer's ownership or operation of the Assets at or after the Effective Time of the Closing. Notwithstanding the foregoing, Buyer shall not be required to indemnify Seller pursuant to Section 8.2(a) in respect of the representations and warranties made by Buyer unless and until the amount of all Losses for which such indemnification is sought hereunder first exceeds $250,000, in which event all Losses in excess of $250,000 shall be subject to indemnification. Buyer's aggregate obligation pursuant to
 Section 8.2(a) shall in no event exceed an amount equal to 25% of the Initial Purchase Price.

      (b) The amounts for which Buyer shall be liable under Section 8.2(a) hereof shall be net of (i) any insurance proceeds received by Seller in connection with the facts giving rise to the right of indemnification, and (ii) any federal or state income tax benefit realized or the then present value of any such benefit reasonably expected to be realized by Seller as a result of facts and circumstances giving rise to such indemnification.

      (c) In the event a claim against Seller arises that is covered by the indemnity provisions of Section 8.2(a) of this Agreement, notice shall be promptly given by Seller to Buyer. Buyer shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless Seller agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of Buyer; provided, however, that no compromise or settlement of such claims may be effected by Buyer without Seller's consent unless (i) there is no finding or admission of any violation of Law, and (ii) the sole remedy provided is monetary damages that are paid in full by Buyer. Seller may select counsel to participate in any defense, in which event such counsel shall be at the sole cost and expense of Seller. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

      (d) Except as provided in Section 8.5 hereof, this Section 8.2 shall be the sole remedy of Seller against Buyer after Closing for any claim arising in connection with the transactions contemplated herein. Buyer's representations and warranties made herein shall survive the Closing, but only to the extent and for such time as is necessary to enable Seller to enforce their rights to indemnification under this Section.

      Section 8.3 Bulk Sales Compliance. Except as otherwise provided herein, Buyer hereby waives compliance by Seller with the provisions of the bulk sales laws of any state (including any such laws relating to Taxes), insofar as any such laws may apply to the transactions contemplated herein. Seller hereby covenants and agrees to pay and discharge when due all claims of creditors that could be asserted against Buyer by reason of such noncompliance. Seller hereby agrees to indemnify and hold Buyer harmless from and against and shall on demand reimburse Buyer for any and all Losses suffered by Buyer by reason of Seller's failure to pay and discharge any such claims.

      Section 8.4 Additional Instruments; Regulatory Matters. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use Commercially Reasonable Efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective the transactions contemplated by this Agreement, including assisting each other in completing all necessary governmental and regulatory filings related to the transactions contemplated herein. In case at any time after the Effective Time of the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, Buyer and Seller shall take all such action.

      At any time and from time to time after the Closing, at either party's request and without further consideration, each party hereto shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as any other party may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Buyer, and to confirm Buyer's title to and interest in, and obligations with respect to, the Assets, the Contracts, the Rochester Hills Lease and the Assumed Liabilities, and the consummation of the transactions contemplated herein.

      Section 8.5 Employment Matters. It is the Buyer's intention to make written offers of employment to substantially all of the IDM Employees. It is the Seller's intention to assist Buyer in hiring the IDM Employees. Accordingly, Seller shall use commercially reasonable best efforts to encourage IDM Employees who are given written offers of employment by Buyer on terms that are not less than substantially similar to the employees' current employment terms ("Buyer's Offer of Employment") to accept such offers from Buyer. In addition, Seller agrees that for a period of one year after the date hereof, Seller will not solicit or hire any IDM Employee that received Buyer's Offer of Employment without Buyer's consent, which shall not be unreasonably withheld. Buyer agrees that each Buyer's Offer of Employment accepted by an IDM Employee shall include a release of Seller with respect to severance payments and other claims arising out of the termination of employment by Seller associated with the transaction contemplated hereby.

      Section 8.6 Allocation of Purchase Price. The Initial Purchase Price and the Assumed Liabilities (to the extent they constitute part of the amount realized by Seller for federal income Tax purposes) shall be allocated among the Assets and the Contracts in accordance with Schedule
 8.6 hereto, which the parties shall adjust to reflect any differences between the Final Purchase Price and the Initial Purchase Price. This allocation is intended to comply with the allocation method required by Section 1060 of the Code. The parties shall cooperate to comply with all requirements of Section 1060 and the regulations thereunder, and once the allocation has been adjusted to reflect the Final Purchase Price, the allocation shall be adjusted only if and to the extent necessary to comply with such requirements. Buyer and Seller agree that they will not take nor will they permit any affiliated person to take, for income Tax purposes, any position inconsistent with such allocation; provided, however, that (a) Buyer's total cost for the Assets may differ from the total amount allocated hereunder to reflect Buyer's transaction costs other than the Final Purchase Price and Assumed Liabilities, and (b) the amount realized by Seller may differ from the total amount allocated hereunder to reflect Seller's transaction costs that reduce the amount realized for income Tax purposes.

      Section 8.7 Access to Books and Records. From and after the Closing, Buyer will authorize and permit Seller and its Representatives to have access during normal business hours, upon reasonable notice and for reasonable purposes and in such manner as will not unreasonably interfere with the conduct of Buyer's business, to all books, records, files, documents and correspondence included among the Assets that relate to the conduct of the IDM Business prior to the Effective Time of the Closing.
 From and after the Closing, Seller will authorize and permit Buyer and its Representatives to have access during normal business hours, upon reasonable notice and for reasonable purposes and in such manner as will not unreasonably interfere with the conduct of Seller's business, to all books, records, files, documents and correspondence not included among the Assets that relate to the conduct of the IDM Business prior to the Effective Time of the Closing. Buyer and Seller agree to maintain all books and records, files, documents and other correspondence related to the IDM Business prior to the Effective Time of the Closing in accordance with their respective normal document retention practices after the Closing Date. Buyer shall notify Seller if at any time during the six years following the Closing Date it intends to destroy any or all of such books, papers or records, and Seller shall have the right to review and remove at Seller's expense any such books, papers and records.

      Section 8.8    Non-Competition.

      (a) For a period of two (2) years after the Closing Date, Seller shall not, anywhere in the United States, engage in, or own, manage, operate or control any Person engaged in or planning to become engaged in, the business of selling document management products that compete directly with the IDM Business to the customers of the IDM Business as of the Closing Date or to any other Person or Persons in any industry (a "Competing Business"), provided, however, that Seller may (i) purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of the securities of any Person (but may not otherwise participate in the activities of such Person) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange
 Act, and (ii) sell products and applications based on the SERbrainware technology, including SERdistiller, SERiMail, SERoutlook Access and SERglobalBrain (personal edition, enterprise edition, API toolkit), and other knowledge management technology products or integrations of products and applications with other third-party products to persons who may or may not compete with Buyer and who may or may not be present or former customers of the IDM Business, and (iii) at the sole discretion of the Seller, sell, assign or transfer any of the Excluded Assets to any Person at anytime.

      (b) If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Section 8.8(a) is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This
 Section 8.8 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      (c)  Seller agrees that the restrictions set forth in this Section
 8.8 are reasonable in scope, territory and time period and are necessary to protect the value of the Assets to be purchased by Seller.

      Section 8.9 Collection of Accounts. From and after the Closing, Seller shall reasonably cooperate with Buyer in connection with Buyer's efforts to collect the obligations due under the Accounts as reasonably requested by Buyer. Buyer shall reimburse Seller for Seller's reasonable out-of-pocket expenses incurred in providing the requested cooperation under this Section 8.9.

      Section 8.10   Confidentiality.

      (a) As used in this Agreement, the term "Confidential Information" includes any and all of the following information of Seller or Buyer that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by either party or its Representatives (collectively, a "Disclosing Party") to the other party or its Representatives (collectively, a "Receiving Party"):

           (1) all information that is a trade secret under applicable trade secret or other law;

           (2) all information concerning product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, software and computer software and database technologies, systems, structures and architectures;

           (3) all information concerning the business and affairs of the Disclosing Party (which includes historical and current financial statements, financial projections and budgets, tax returns and accountants' materials, historical, current and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the names and backgrounds of key personnel and personnel training techniques and materials, however documented), and all information obtained from review of the Disclosing Party's documents or property or discussions with the Disclosing Party regardless of the form of the communication; and

           (4) all notes, analyses, compilations, studies, summaries and other material prepared by the Receiving Party to the extent containing or based, in whole or in part, upon any information included in the foregoing.

 Any trade secrets of a Disclosing Party shall also be entitled to all of the protections and benefits under applicable trade secret law and any other applicable law. If any information that a Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information shall still be considered Confidential Information of that Disclosing Party for purposes of this Agreement to the extent included within the definition. In the case of trade secrets, each of Buyer and Seller hereby waives any requirement that the other party submit proof of the economic value of any trade secret or post a bond or other security.

      (b) Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information (i) shall be kept confidential by the Receiving Party; (ii) shall not be used for any reason or purpose other than to evaluate and consummate the transactions contemplated by this Agreement; and (iii) without limiting the foregoing, shall not be disclosed by the Receiving Party to any Person, except in each case as otherwise expressly permitted by the terms of this Agreement or with the prior written consent of an authorized representative of Seller with respect to Confidential Information of Seller (each, a "Seller Contact") or an authorized representative of Buyer with respect to Confidential Information of Buyer (each, a "Buyer Contact"). Each of Buyer and Seller shall disclose the Confidential Information of the other party only to its Representatives who require such material for the purpose of evaluating the transactions contemplated by this Agreement and are informed by Buyer or Seller, as the case may be, of the obligations of this Agreement with respect to such information. Each of Buyer and Seller shall (i) enforce the terms of this Agreement as to its respective Representatives; (ii) take such action to the extent necessary to cause its Representatives to comply with the terms and conditions of this Agreement; and (iii) be responsible and liable for any breach of the provisions of this Agreement by it or its Representatives.

      (c) From and after the Closing, the provisions of this Section 8.10 shall not apply to or restrict in any manner Buyer's use of any Confidential Information of the Seller included in the Assets or relating to the IDM Business or the Assumed Liabilities.

      (d) This Section 8.10 shall not apply to that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates
 (a) was, is or becomes generally available to the public other than as a result of a breach of this Agreement or any other confidentiality or non-disclosure agreement among the parties; (b) was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party; or (c) was, is or becomes available to the Receiving Party on a non-confidential basis from a third party not bound by a confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure.

      (e) If a Receiving Party becomes compelled in any legal proceeding or is requested by a Governmental Authority having regulatory jurisdiction over this Agreement to make any disclosure that is prohibited or otherwise constrained by this Agreement, that Receiving Party shall provide the Disclosing Party with prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon advice of the Receiving Party's counsel, the Receiving Party is legally compelled to disclose or that has been requested by such Governmental Authority, provided, however, that the Receiving Party shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any Person to whom any Confidential Information is so disclosed.

      (f) If this Agreement is terminated or upon a request made by the Disclosing Party, each Receiving Party shall, at the Disclosing Party's sole discretion (a) destroy all Confidential Information of the Disclosing Party prepared or generated by the Receiving Party without retaining a copy of any such material; (b) promptly deliver to the Disclosing Party all other Confidential Information of the Disclosing Party, together with all copies thereof, in the possession, custody or control of the Receiving Party or, alternatively, with the written consent of a Seller Contact or a Buyer Contact (whichever represents the Disclosing Party) destroy all such Confidential Information; and (c) certify all such destruction in writing to the Disclosing Party, provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Disclosing Party's Confidential Information is returned.

      Section 8.11   Non-Solicitation; Non-Disparagement.

      (a) For a period of two years after the Closing Date, Buyer shall not, directly or indirectly hire, retain or attempt to hire or retain any employee or independent contractor of Seller or in any way interfere with the relationship between Buyer and any of its employees or independent contractors, in each case other than the IDM Employees. For a period of two years after the Closing Date, Seller shall not, directly or indirectly hire, retain or attempt to hire or retain any Continuing Employee, or in any way interfere with the relationship between Buyer and any Continuing Employee. Nothing in this Section 8.11 shall prevent either party from engaging in general public solicitations for employees in the ordinary course of business.

      (b) After the Closing Date, neither party will disparage the other party or any of its respective shareholders, directors, officers, employees or agents.

                                 ARTICLE IX
                                 TERMINATION

      Section 9.1 Termination. Time is of the essence of this Agreement. This Agreement may be terminated and the transactions contemplated hereby may be abandoned as follows:

      (a) at any time prior to the Closing Date by mutual written agreement of Seller and Buyer;

      (b) by Buyer on the Closing Date if any of the conditions set forth in Article VI of this Agreement shall not have been fulfilled by the Closing Date;

      (c) by Seller on the Closing Date if any of the conditions set forth in Article VII of this Agreement shall not have been fulfilled by the Closing Date; or

      (d) by Seller or Buyer at any time after [December 31, 2004] if, by the date of such termination and despite substantial adherence to the terms of this Agreement by such party, the Closing has not occurred.

      Section 9.2    Rights on Termination; Waiver.

      (a) If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under or pursuant to this Agreement shall terminate without further liability of either party to the other (except any liability of any party then in breach of its obligations hereunder, as to which the party not in breach shall retain all of its rights and remedies under applicable Law), except for the provisions contained in Sections 8.10 and 8.11 hereof, which shall survive such termination in accordance with their respective terms.

      (b) If any of the conditions set forth in Article VI of this Agreement have not been satisfied, Buyer may nevertheless elect to waive such conditions and proceed with the consummation of the transactions contemplated hereby. If any of the conditions set forth in Article VII of this Agreement have not been satisfied, Seller may nevertheless elect to waive such conditions and proceed with the consummation of the transactions contemplated hereby.


                                  ARTICLE X
                                MISCELLANEOUS

      Section 10.1 Transfer Taxes and Fees. Seller shall pay all Taxes charged to Sellers, grantors, transferors or assignors under applicable Law. Buyer shall pay all other transfer, sales or recording Taxes and other filing fees arising under applicable Law in connection with the transactions contemplated hereunder.

      Section 10.2 Entire Agreement; Amendment. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

      Section 10.3 Expenses. Except as otherwise specifically provided herein, whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of their respective counsel, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

      Section 10.4 Governing Law. (a) This Agreement shall be construed and interpreted according to the laws of the State of Delaware, without regard to the conflicts of law rules thereof. Buyer and Seller hereby agree that service of process delivered pursuant to Section 10.6 hereof shall suffice as adequate service of process.

      (b) Notwithstanding any provision set forth in this Agreement to the contrary, there is no agreement among the parties to submit disputes under this Agreement to arbitration.

      Section 10.5 Assignment. This Agreement and each party's respective rights hereunder may not be assigned at any time except as expressly set forth herein and without the prior written consent of the other party.

      Section 10.6 Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or one Business Day after having been sent by overnight delivery service, or three Business Days after the date when mailed by registered or certified U.S. mail, postage prepaid, return receipt requested, or when received via telecopy, telex or other electronic transmission, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section:

      If to Seller:       SER Solutions, Inc.
                          Loudoun Tech Center
                          21680 Ridgetop Circle
                          Dulles, Virginia 20166
                          Attention:  Carl E. Mergele
                          Phone:  703-948-5500
                          Fax:  703-430-7738

      With a copy to:     Hunton & Williams LLP
                          Riverfront Plaza, East Tower
                          951 East Byrd Street
                          Richmond, Virginia 23219-4074
                          Attention:  Randall S. Parks, Esq.
                          Phone: 804-788-8200
                          Fax:  804-788-8218

      If to Buyer:        Jack Henry & Associates, Inc.
                          663 Highway 60
                          Monett, Missouri  65708
                          Attention: Kevin Williams, Chief Financial Officer
                          Phone: 417-235-6652
                          Fax:  417-235-1765

      With a copy to:     Robert Schendel, General Counsel
                          Jack Henry & Associates, Inc.
                          10910 W. 87th Street
                          Lenexa, Kansas  66214
                          Phone:  913-341-3434
                          Fax:  913-495-1111

      Section 10.7 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

      Section 10.8 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders. All references to contracts, agreements, leases or other understandings or arrangements shall refer to oral as well as written matters.

      Section 10.9 Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

      Section 10.10 No Reliance. No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement. Buyer and Seller assume no liability to any third party because of any reliance on the representations, warranties and agreements of Buyer or Seller contained in this Agreement.

      Section 10.11 Specific Performance. Seller and Buyer hereby agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that money damages would be an inadequate remedy to compensate for the breach of this Agreement. Accordingly, each party agrees that the other shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                           [Signature Page Follows]

      IN WITNESS WHEREOF, each party hereto has caused this Asset Purchase Agreement to be executed in its name by a duly authorized officer as of the day and year first above written.

 SELLER:                       SER SYSTEMS, INC.


                               By:    ____________________________________
                               Name:  ____________________________________
                               Title: ____________________________________


                               SER SOLUTIONS, INC.


                               By:    ____________________________________
                               Name:  ____________________________________
                               Title: ____________________________________


 BUYER:                        JHA SYNERGY, INC.


                               By:    ____________________________________
                               Name:  ____________________________________
                               Title: ____________________________________


 BUYER:                        JACK HENRY & ASSOCIATES, INC.


                               By:    ____________________________________
                               Name:  ____________________________________
                               Title: ____________________________________